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                                                                 EXHIBIT 23.1

                          CONSENT OF INDEPENDENT AUDITORS


We conset to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333-30976, 333-47101, 333-56615 and 333-56675 and Form S-3 No.
333-84461, of U.S. Industries, Inc. and subsidiaries, of our report dated November 14, 2000 with respect to the consolidated financial statements and schedule of U.S. Industries, Inc. and subsidiaries included in its Annual Reports on Form 10-K for the year ended September 30, 2000.



New York, New York
December 5, 2000